Exhibit 32.1

Certification of Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K for the year ended December 31, 2018 (the “Report”) of United States Commodity Index Funds Trust (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, John P. Love, the President and Chief Executive Officer of United States Commodity Funds LLC, Sponsor of the Registrant, hereby certify, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 28, 2019	By	/s/ John P. Love
	Name:	John P. Love
	Title:	President and Chief Executive Officer
United States Commodity Funds LLC,
Sponsor of United States Commodity Index Funds Trust